                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                           Amendment No. 4 to Form 8-K


                                       on

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):


                                FEBRUARY 5, 2004



                         WESTPORT RESOURCES CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                NEVADA                                 001-14256                             13-3869719
     (State or Other Jurisdiction                    (Commission                           (IRS Employer
           of Incorporation)                         File Number)                        Identification No.)


                              1670 BROADWAY STREET
                                   SUITE 2800
                             DENVER, COLORADO 80202
              (Address and Zip Code of Principal Executive Offices)


                                 (303) 573-5404
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.


     This Amendment No. 4 to the Current Report on Form 8-K/A of Westport Resources Corporation, also referred to as the Company, previously filed with the Securities and Exchange Commission on February 26, 2003, is being filed to remove disclosure of EBITDAX, a financial measure that is calculated on the basis of methodologies other than Generally Accepted Accounting Principles, from the face of the Company's Unaudited Pro Forma Condensed Combined Statements for the year ended December 31, 2001 and the nine months ended September 30, 2001 and 2002. The Company has also revised Note 1 to its Unaudited Pro Forma Condensed Combined Financial Statements to clarify that the amount of gross proceeds received by the Company from its shelf offering on December 16, 2002 is $199.0 million, rather than $187.9 million mistakenly disclosed in Note 1 and representing estimated net proceeds from such shelf offering. This Amendment No. 4 is being filed to address certain comments received from the Securities and Exchange Commission in connection with its review of the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 4, 2003.


     The Company has also attached as Exhibit 23.1 to this Current Report on Form 8-K/A the consent of KPMG LLP, its independent auditor, consenting to the incorporation by reference of its audit report into the Company's registration statements referenced in the consent.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of business acquired.

         Combined Statements of Revenues and Direct Operating Expenses for the Acquired Properties and the Notes thereto.

     (b) Pro Forma Financial Information.

         Certain unaudited pro forma condensed combined financial statements relating to the Acquired Properties.

     (c) Exhibits.

         The following exhibit is filed herewith:

          EXHIBIT
           NUMBER                      EXHIBIT
          -------                      -------
            23.1              Consent of KPMG LLP.

                          INDEPENDENT AUDITORS' REPORT

To Westport Resources Corporation:

    We have audited the accompanying combined statements of revenues and direct operating expenses (the "Statements") for certain oil and natural gas properties and gathering and compression assets of certain affiliates of El Paso Corporation to be acquired by Westport Resources Corporation ("Westport") (the "Acquired Properties") for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000. The Statements are the responsibility of Westport's management. Our responsibility is to express an opinion on the Statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete presentation of revenues and expenses for the Acquired Properties.

    In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses described in Note 1 for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                KPMG LLP

Denver, Colorado
November 27, 2002

          COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                           FOR THE ACQUIRED PROPERTIES

                                                            FOR THE
                                                          NINE MONTHS
                                                             ENDED             FOR THE YEAR ENDED
                                                          SEPTEMBER 30,            DECEMBER 31,
                                                              2002             2001             2000
                                                         --------------   --------------   --------------
Revenues:
  Oil and gas sales ..................................   $   43,086,769   $   99,071,187   $   94,710,381
  Gathering ..........................................        1,438,153        2,309,087        2,195,382
                                                         --------------   --------------   --------------
                                                             44,524,922      101,380,274       96,905,763
                                                         --------------   --------------   --------------
Direct operating expenses:
  Oil and gas production .............................       13,154,779       18,661,830       11,637,683
  Gathering ..........................................        1,088,072        1,151,591        1,028,731
                                                         --------------   --------------   --------------
                                                             14,242,851       19,813,421       12,666,414
                                                         --------------   --------------   --------------
Revenues in excess of direct operating expenses ......   $   30,282,071   $   81,566,853   $   84,239,349
                                                         ==============   ==============   ==============

The accompanying notes are an integral part of these statements.

                  NOTES TO COMBINED STATEMENTS OF REVENUES AND
              DIRECT OPERATING EXPENSES FOR THE ACQUIRED PROPERTIES

1. BASIS OF PRESENTATION

    On November 6, 2002 Westport Resources Corporation ("Westport") entered into an agreement with certain affiliates of El Paso Corporation ("El Paso") to purchase certain oil and natural gas properties and mid-stream gathering and compression assets located in Utah (the "Acquired Properties"). The transaction is expected to close in December 2002.

    The accompanying combined statements of revenues and direct operating expenses were derived from the historical accounting records of El Paso and reflect the revenues and direct operating expenses of the Acquired Properties. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by Westport on a prospective basis.

    During the periods presented in the accompanying combined statements of revenues and direct operating expenses, all of the natural gas production from the Acquired Properties was purchased by a subsidiary of El Paso. The price paid by the El Paso subsidiary was based on monthly index, primarily "Inside FERC's CIG Rockies" index. If the sale of the Acquired Properties to Westport is consummated, future natural gas production from the Acquired Properties will not be sold to the El Paso affiliate.

2. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

    Supplemental oil and natural gas reserve information related to the Acquired Properties is reported in compliance with FASB Statement No. 69, "Disclosures about Oil and Gas Producing Activities." Net proved oil and natural gas reserves of the Acquired Properties and the discounted future net cash flows related to those reserves were prepared by Westport's petroleum engineers as of and for each period presented and audited by Ryder Scott Company, L.P. at September 30, 2002. Because information related to oil and natural gas reserves of the Acquired Properties prior to September 30, 2002 was not readily available, Westport's petroleum engineers made certain assumptions in the preparation of the proved oil and natural gas reserves and the discounted future net cash flows related to those reserves for periods prior to September 30, 2002.

    The following tables set forth information for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, with respect to changes in the proved reserves for the Acquired Properties.


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,
                                           2002                        2001                        2000
                                 ------------------------    ------------------------    ------------------------
                                    OIL           GAS           OIL           GAS           OIL           GAS
                                  (Mbbls)        (MMCF)       (Mbbls)        (MMCF)       (Mbbls)        (MMCF)
                                 ----------    ----------    ----------    ----------    ----------    ----------
Total Proved Reserves
Beginning of period ..........        1,523       511,391         1,747       647,634         1,728       633,270
Production ...................          (49)      (20,172)          (84)      (25,881)          (70)      (27,674)
Revision of previous
estimates ....................          123       102,049          (140)     (110,362)           89        42,038
Extensions, discoveries
and other
  additions ..................           --            --            --            --            --            --
Purchases of reserves in
place ........................           --            --            --            --            --            --
Sale of reserves in place ....           --            --            --            --            --            --
                                 ----------    ----------    ----------    ----------    ----------    ----------
End of period ................        1,597       593,268         1,523       511,391         1,747       647,634
                                 ==========    ==========    ==========    ==========    ==========    ==========
Proved developed reserves ....        1,143       275,964         1,131       280,112         1,284       325,555
                                 ==========    ==========    ==========    ==========    ==========    ==========

                  NOTES TO COMBINED STATEMENTS OF REVENUES AND
      DIRECT OPERATING EXPENSES FOR THE ACQUIRED PROPERTIES -- (CONTINUED)

    Information with respect to the estimated discounted future net cash flows for the Acquired Properties for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, is as follows:

                                                     NINE MONTHS
                                                        ENDED                 YEAR ENDED
                                                     SEPTEMBER 30,           DECEMBER 31,
                                                         2002            2001            2000
                                                     ------------    ------------    ------------
                                                               (DOLLARS IN THOUSANDS)
Future cash flows ................................   $  1,929,525    $  1,054,984    $  3,480,094
Future production costs ..........................       (609,640)       (463,916)       (749,743)
Future development costs .........................       (268,928)       (265,503)       (439,716)
                                                     ------------    ------------    ------------
Future net cash flows before tax .................      1,050,957         325,565       2,290,635
Future income taxes ..............................       (211,810)         (9,577)       (728,356)
                                                     ------------    ------------    ------------
Future net cash flows after tax ..................        839,147         315,988       1,562,279
Annual discount at 10% ...........................       (484,997)       (220,544)       (892,857)
                                                     ------------    ------------    ------------
Standardized measure of discounted future net
  cash flows .....................................   $    354,150    $     95,444    $    669,422
                                                     ============    ============    ============

    Prices utilized for the purposes of estimating the proved reserves and future net revenue of the Acquired Properties were $4.14 per Mmbtu of natural gas and $30.45 per barrel of oil at September 30, 2002, $2.72 per Mmbtu of natural gas and $19.78 per barrel of oil at December 31, 2001 and $9.52 per Mmbtu of natural gas and $26.83 per barrel of oil at December 31, 2000.

    Principal changes in the estimated discounted future net cash flows for the Acquired Properties for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, are as follows:

                                                     NINE MONTHS
                                                         ENDED                YEAR ENDED
                                                     SEPTEMBER 30,           DECEMBER 31,
                                                         2002            2001            2000
                                                     ------------    ------------    ------------
                                                                (DOLLARS IN THOUSANDS)
Beginning of period ..............................   $     95,444    $    669,422    $     18,206
  Oil and natural gas sales, net of
production costs .................................        (25,380)        (74,596)        (76,963)
  Net changes in anticipated prices and
     production costs ............................        234,131        (968,914)        848,128
  Extensions and discoveries, less related
     costs .......................................             --              --              --
  Changes in estimated future development
     costs .......................................            929          63,248              --
  Previously estimated development costs
     incurred ....................................         75,213          95,574          99,559
  Revision of quantity estimates .................        126,166         (52,592)         24,025
  Purchase of minerals in place ..................             --              --              --
  Sales of minerals in place .....................             --              --              --
  Accretion of discount ..........................         10,162          95,404           3,669
  Net change in income taxes .....................        (81,891)        278,452        (266,135)
  Change in production rates and other ...........        (80,624)        (10,554)         18,933
                                                     ------------    ------------    ------------
End of period ....................................   $    354,150    $     95,444    $    669,422
                                                     ============    ============    ============

                  NOTES TO COMBINED STATEMENTS OF REVENUES AND
      DIRECT OPERATING EXPENSES FOR THE ACQUIRED PROPERTIES -- (CONTINUED)

3. SUPPLEMENTAL CASH FLOW INFORMATION (UNAUDITED)

    Cash flow investing activities for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 consisted of capital expenditures for property and equipment of $75.2 million, $95.6 million and $99.6 million, respectively.

                       UNAUDITED PRO FORMA FINANCIAL DATA

    The merger of Westport Resources Corporation, Westport or we, with and into Belco Oil and Gas Corp., or Belco, on August 21, 2001 was accounted for as a purchase transaction for financial accounting purposes. We began consolidating our results with the results of Belco as of August 21, 2001.

    The following unaudited pro forma condensed combined balance sheet as of September 30, 2002 gives effect to the following events as if each had occurred on September 30, 2002:

    - our Asset Purchase Agreement to purchase certain oil and natural gas properties and mid-stream gathering and compression assets located in Utah, also referred to as the Acquired Properties, from certain affiliates of El Paso Corporation, or the Acquisition;

    - the application of the actual and estimated net proceeds of (i) a private equity offering, or Private Equity Offering, of 3.125 million shares of our common stock to certain qualified institutional buyers at a net price of $16.00 per share for aggregate proceeds of $50 million,
        (ii) an offering of $300 million of our 8 -1/4% Senior Subordinated Notes Due 2011, referred to as the Debt Offering, and (iii) an offering of 10.0 million shares of our common stock pursuant to a "shelf" registration statement in an underwritten offering, or the Shelf Offering (assuming the gross proceeds from the Debt Offering are $300.0 million and the Shelf Offering are $199.0 million); and

    - borrowings under a new credit facility providing for a maximum committed amount of $600.0 million and an initial borrowing base of $470.0 million (assuming the consummation of the Debt Offering), or the Replacement Credit Facility and repayment of all outstanding indebtedness under our existing credit agreement dated as of August 21, 2001, as amended, the Revolving Credit Facility.

    The Private Equity Offering, Debt Offering and Shelf Offering are collectively referred to as the Offerings. The Acquisition, the Offerings and the Replacement Credit Facility are collectively referred to as the Transactions.

    The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2001 give effect to the merger with and into Belco. In addition, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2001 and 2002 give effect to the following events as if each had occurred on January 1, 2001:

    -   the Acquisition;

    - the application of the actual and estimated net proceeds of the Offerings (assuming the gross proceeds from the Debt Offering are $300.0 million and the Shelf Offering are $199.0 million); and

    - borrowings under the Replacement Credit Facility and repayment of all outstanding indebtedness under the Revolving Credit Facility.

    The pro forma adjustments are based on estimates and assumptions explained in further detail in the accompanying notes to unaudited pro forma condensed combined financial statements.

    The Acquisition will be accounted for using the purchase method of accounting. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes to unaudited pro forma condensed combined financial statements, the historical consolidated financial statements and related notes of Westport, the Combined Statements of Revenues and Direct Operating Expenses for the Acquired Properties and the historical consolidated financial statements of Belco. The pro forma information presented does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Transactions and the application of the actual and estimated net proceeds of the Offerings and borrowings under the Replacement Credit Facility occurred on the dates indicated or which may occur in the future.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                     BALANCE SHEET AS OF SEPTEMBER 30, 2002

                                                                                                    ADJUSTMENTS
                                                                                                   FOR THE DEBT
                                                                                                     OFFERING
                                                ADJUSTMENTS                        ADJUSTMENTS        AND THE
                                                  FOR THE          ADJUSTMENTS       FOR THE        REPLACEMENT
                               WESTPORT        PRIVATE EQUITY        FOR THE          SHELF           CREDIT
                              HISTORICAL        OFFERING(A)       ACQUISITION(B)    OFFERING(A)      FACILITY        PRO FORMA
                              ----------       --------------     --------------   ------------    ------------      ----------
                                                                      (DOLLARS IN THOUSANDS)
ASSETS:
Cash.......................   $   35,273         $  50,000          $ (519,639)      $ 187,850        $ 250,062      $    3,546
Other current assets.......       63,077                                                                                 63,077
Oil and natural gas
  properties and
  equipment, net...........    1,337,980                               519,639                                        1,857,619
Goodwill...................      246,712                                                                                246,712
Other assets, net..........       18,083                                                                 13,787(c)       31,870
                              ----------         ---------          ----------       ---------        ---------      ----------
    Total assets...........   $1,701,125         $  50,000          $        0       $ 187,850        $ 263,849      $2,202,824
                              ==========         =========          ==========       =========        =========      ==========
LIABILITIES AND
  STOCKHOLDERS'
  EQUITY:
Liabilities from
  commodity
  price risk management
  activities...............       21,652                                                                                 21,652
Other current
  liabilities..............       86,810                                                                                 86,810
Total debt.................      556,331                                                                263,849(d)      820,180
Deferred income taxes......      141,090                                                                                141,090
Other liabilities..........        4,840                                                                                  4,840
                              ----------         ---------          ----------       ---------        ---------      ----------
    Total liabilities......      810,723                                                                263,849       1,074,572
Stockholders' equity.......      890,402            50,000                             187,850                        1,128,252
                              ----------         ---------          ----------       ---------        ---------      ----------
    Total liabilities and
      stockholders'
      equity...............   $1,701,125         $  50,000          $        0       $ 187,850        $ 263,849      $2,202,824
                              ==========         =========          ==========       =========        =========      ==========

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of this balance sheet.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
           OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                        ACQUIRED     ADJUSTMENTS
                                                         WESTPORT      PROPERTIES      FOR THE
                                                        HISTORICAL     HISTORICAL    TRANSACTIONS      PRO FORMA
                                                       -----------     ----------    ------------     -----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Oil and natural gas sales.......................     $   295,442     $  43,087      $               $   338,529
  Hedge settlements...............................           1,509                                          1,509
  Gathering income................................                         1,438                            1,438
  Commodity price risk management activities:
     Non-hedge cash settlements...................             822                                            822
     Non-hedge non-cash change in fair value
       of derivatives.............................          (8,885)                                        (8,885)
  Gain (loss) on sale of operating assets,
     net..........................................          (1,731)                                        (1,731)
                                                       -----------     ---------      ----------      -----------
       Net revenues...............................         287,157        44,525                          331,682
                                                       -----------     ---------      ----------      -----------
Operating costs and expenses:
  Lease operating expenses........................          67,381        11,636                           79,017
  Production taxes................................          16,845         1,519                           18,364
  Transportation costs............................           6,782                                          6,782
  Gathering expenses..............................                         1,088                            1,088
  Exploration.....................................          21,638                                         21,638
  Depletion, depreciation and amortization........         147,066                        16,929(e)       163,995
  Impairment of unproved properties...............           9,078                                          9,078
  Stock compensation expense......................           1,954                                          1,954
  General and administrative......................          17,079                                         17,079
                                                       -----------     ---------      ----------      -----------
       Total operating expenses...................         287,823        14,243          16,929          318,995
                                                       -----------     ---------      ----------      -----------
       Operating income (loss)....................            (666)       30,282         (16,929)          12,687
Other income (expense):
  Interest expense................................         (23,891)                      (17,396)(f)      (41,287)
  Interest income.................................             373                                            373
  Change in fair value of interest rate
     swap.........................................             226                                            226
  Other...........................................             497                                            497
                                                       -----------     ---------      ----------      -----------
Income (loss) before income taxes.................         (23,461)       30,282         (34,325)         (27,504)
Benefit (provision) for income taxes..............           8,563                         1,476(g)        10,039
                                                       -----------     ---------      ----------      -----------
Net income (loss).................................         (14,898)       30,282         (32,849)         (17,465)
Preferred stock dividends.........................           3,572                                          3,572
                                                       -----------     ---------      ----------      -----------
Net income (loss) available to common stock.......     $   (18,470)    $  30,282      $  (32,849)     $   (21,037)
                                                       ===========     =========      ==========      ===========
Earnings per share:
  Basic...........................................     $     (0.35)                                   $    (0.32)
  Diluted.........................................           (0.35)                                        (0.32)
Weighted average common shares outstanding (000s):
  Basic...........................................          52,118                        13,125(a)        65,243
  Diluted.........................................          52,118                        13,125(a)        65,243


The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
           OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


                                                                  ACQUIRED      ADJUSTMENTS     ADJUSTMENTS
                                     WESTPORT        BELCO       PROPERTIES      FOR BELCO        FOR THE
                                    HISTORICAL     HISTORICAL    HISTORICAL       MERGER        TRANSACTIONS     PRO FORMA
                                    ----------     ----------    ----------     -----------     ------------     ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Oil and natural gas sales.....    $  234,405     $  183,002     $ 87,093       $               $               $ 504,500
  Hedge settlements.............        (1,824)       (27,274)                                                     (29,098)
  Gathering income..............                                     1,698                                           1,698
  Commodity price risk
   management activities:
      Non-hedge cash
         settlements............          (558)       (52,091)                                                     (52,649)
      Non-hedge non-cash change
         in fair value of
         derivatives............        24,486         91,836                                                      116,322
                                    ----------     ----------     --------       --------        ---------       ---------
         Net revenues...........       256,509        195,473       88,791                                         540,773
                                    ----------     ----------     --------       --------        ---------       ---------
Operating costs and expenses:
  Lease operating expenses......        34,770         26,326        8,375                                          69,471
  Production taxes..............         8,942         13,472        3,645                                          26,059
  Transportation costs..........         3,921                                                                       3,921
  Gathering expense.............                                       868                                             868
  Exploration...................        24,333                                     2,798(h)                         27,131
  Depreciation, depletion and
    amortization................        72,251         38,632                      3,968(i)        16,563(e)       131,414
  Impairment of unproved
    properties..................         3,114                                                                       3,114
  Stock compensation expense....        (1,060)                                                                     (1,060)
  General and administrative....        10,832          6,016                      2,609(j)                         19,457
                                    ----------     ----------     --------       --------        ---------       ---------
         Total operating
           expenses.............       157,103         84,446       12,888          9,375           16,563         280,375
                                    ----------     ----------     --------       --------        ---------       ---------
         Operating income
           (loss)...............        99,406        111,027       75,903         (9,375)         (16,563)        260,398
Other income (expense):
  Interest expense..............        (4,483)       (19,406)                                     (18,544)(f)     (42,433)
  Interest income...............         1,522            163                                                        1,685
  Change in fair value of
    interest rate swap..........         1,877                                                                       1,877
  Other.........................            20                                                                          20
                                    ----------     ----------     --------       --------        ---------       ---------
Income (loss) before income
  taxes.........................        98,342         91,784       75,903         (9,375)         (35,107)        221,547
Benefit (provision) for income
  taxes.........................       (35,895)       (32,124)                     3,281(k)        (14,891)(g)     (79,629)
                                    ----------     ----------     --------       --------        ---------       ---------
Net income (loss)...............        62,447         59,660       75,903         (6,094)         (49,998)        141,918
Preferred stock dividends.......           397                                                                         397
                                    ----------     ----------     --------       --------        ---------       ---------
Net income (loss) available to
  common stock..................    $   62,050     $   59,660     $ 75,903       $ (6,094)       $ (49,998)      $ 141,521
                                    ==========     ==========     ========       ========        =========       =========
Earnings per share:
  Basic.........................    $     1.53                                                                   $    2.17
  Diluted.......................          1.50                                                                        2.14
Weighted average common
shares
  outstanding (000s):
  Basic.........................        40,496                                     11,547(l)        13,125(a)       65,168
  Diluted.......................        41,329                                     11,547(l)        13,125(a)       66,001


The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
               OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                  ACQUIRED      ADJUSTMENTS     ADJUSTMENTS
                                     WESTPORT        BELCO       PROPERTIES      FOR BELCO        FOR THE
                                    HISTORICAL     HISTORICAL    HISTORICAL       MERGER        TRANSACTIONS     PRO FORMA
                                    ----------     ----------    ----------     -----------     ------------     ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Oil and natural gas sales..     $  317,278    $  183,002    $   99,071       $               $              $ 599,351
  Hedge settlements..........          2,091       (27,274)                                                     (25,183)
  Gathering income...........                                      2,309                                          2,309
  Commodity price risk
    management activities:
    Non-hedge cash settlements        15,300       (52,091)                                                     (36,791)
    Non-hedge non-cash change
      in fair value of
      derivatives............         14,323        91,836                                                      106,159
  Gain (loss) on sale of
    operating assets, net....           (132)                                                                      (132)
                                  ----------    ----------    ----------       --------        ---------      ---------
      Net revenues...........        348,860       195,473       101,380                                        645,713
                                  ----------    ----------    ----------       --------        ---------      ---------
Operating costs and expenses:
  Lease operating expenses...         55,315        26,326        12,334                                         93,975
  Production taxes...........         13,407        13,472         6,328                                         33,207
  Transportation costs.......          5,157                                                                      5,157
  Gathering expense..........                                      1,151                                          1,151
  Exploration................         31,313                                      2,798(h)                       34,111
  Depreciation, depletion
    and amortization.........        124,059        38,632                        3,968(i)        21,913(e)     188,572
  Impairment of proved
    properties...............          9,423                                                                      9,423
  Impairment of unproved
    properties...............          6,974                                                                      6,974
  Stock compensation expense             719                                                                        719
  General and administrative.         17,678         6,016                        2,609(j)                       26,303
                                  ----------    ----------    ----------       --------        ---------      ---------
      Total operating
         expenses............        264,045        84,446        19,813          9,375           21,913        399,592
                                  ----------    ----------    ----------       --------        ---------      ---------
      Operating income
         (loss)..............         84,815       111,027        81,567         (9,375)         (21,913)       246,121
Other income (expense):
  Interest expense...........        (13,196)      (19,406)                                      (24,552)(f)    (57,154)
  Interest income............          1,668           163                                                        1,831
  Change in fair value of
    interest rate swap.......          4,960                                                                      4,960
  Other......................            211                                                                        211
                                  ----------    ----------    ----------       --------        ---------      ---------
Income (loss) before income
  taxes......................         78,458        91,784        81,567         (9,375)         (46,465)       195,969
Benefit (provision) for income
  taxes......................        (28,637)      (32,124)                       3,281(k)       (12,812)(g)    (70,292)
                                  ----------    ----------    ----------       --------        ---------      ---------
Net income (loss)............         49,821        59,660        81,567         (6,094)         (59,277)       125,677
Preferred stock dividends....          1,587                                                                      1,587
                                  ----------    ----------    ----------       --------        ---------      ---------
Net income (loss) available to
  common stock...............     $   48,234    $   59,660    $   81,567       $ (6,094)       $ (59,277)     $ 124,090
                                  ==========    ==========    ==========       ========        =========      =========
Earnings per share:
  Basic......................     $     1.11                                                                  $    1.82
  Diluted....................           1.09                                                                       1.80
Weighted average common
shares
  outstanding (000s):
  Basic:.....................         43,408                                     11,547(l)        13,125(a)      68,080
  Diluted....................         44,168                                     11,547(l)        13,125(a)      68,840


The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

    Westport will account for the Acquisition using the purchase method of accounting. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred as of September 30, 2002, with pro forma adjustments to give effect to the purchase accounting for the Acquisition, the application of the actual and estimated net proceeds of the Offerings, borrowings under the Replacement Credit Facility and estimated costs incurred related to the Transactions.


    The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2001 give effect to the merger with and into Belco. In addition, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2001 and 2002 give effect to the Acquisition, the application of the actual and estimated net proceeds of the Offerings (assuming the gross proceeds from the Debt Offering are $300.0 million and the Shelf Offering are $199.0 million), and borrowings under the Replacement Credit Facility and repayment of all outstanding indebtedness under the Revolving Credit Facility.


    The pro forma financial statements do not purport to be indicative either of the results that actually would have been achieved if the transactions reflected therein had been effective during the periods presented or of results which may be obtained in the future.

    The pro forma financial statements should be read in conjunction with the description of the Transactions contained in Westport's Preliminary Supplemental Prospectus, the historical financial statements and related notes of Westport and the Combined Statements of Revenues and Direct Operating Expenses for the Acquired Properties contained in Westport's Preliminary Supplemental Prospectus or incorporated in Westport's Preliminary Supplemental Prospectus by reference and with the historical consolidated financial statements of Belco.

(2) The following notes discuss the pro forma adjustments related to the Acquisition and, for the 2001 unaudited pro forma condensed consolidated statement of operations, Westport's merger with Belco on August 21, 2001.

        (a) Adjustment to reflect the issuance of 3,125,000 shares in the Private Equity Offering (at $16.00 per share) and 10,000,000 shares in the Shelf Offering (at $19.90 per share).

        (b) The total purchase price of $519.6 million was calculated and allocated as follows (in thousands):

Purchase Price Calculations:
  Purchase price under Asset Purchase Agreement......   $   502,000
  Purchase price adjustments.........................        17,639
                                                        -----------
     Total acquisition costs.........................   $   519,639
                                                        ===========
Allocation of purchase price:
  Oil and natural gas properties -- proved...........   $   472,522
  Oil and natural gas properties -- unproved.........         3,500
  Gathering assets...................................        40,851
  Assets held for sale...............................         2,766
                                                        -----------
       Total allocation..............................   $   519,639
                                                        ===========

    The purchase price allocation above is subject to change resulting from net cash flows between November 6, 2002 and the closing date of the Acquisition, for the following items:

    - the actual Acquisition costs incurred and

    - estimated Acquisition costs including estimated financial advisory, legal and accounting fees.

        (c) This amount is comprised of $5.8 million of capitalized financing costs relating to the Replacement Credit Facility and $8.0 million of capitalized financing costs relating to the Debt Offering.

        (d) This amount is the net result of repaying $145 million under the existing Credit Facility, the initial borrowing of $109 million under the Replacement Credit Facility and the new debt of $300 million relating to the Debt Offering.

        (e) Adjustment to reflect depletion, depreciation and amortization expense is based on the portion of the purchase price allocated to proved properties using the units of production depletion method and is based on estimates of proved reserves of the Acquired Properties as of the beginning of each period presented. The gathering asset depletion, depreciation and amortization expense is based on a 15-year straight line.

        (f) Interest expense adjustments reflect (i) interest expense associated with borrowings under the Replacement Credit Facility and the notes issued pursuant to the Debt Offering, and (ii) the elimination of historical interest expense related to our Revolving Credit Facility.


                                                                                 NINE MONTHS
                                                           YEAR ENDED                ENDED
                                                           DECEMBER 31,          SEPTEMBER 30,
                                                              2001            2001            2002
                                                          ------------    ------------    ------------
                                                                     (DOLLARS IN THOUSANDS)
Historical interest expense (Westport and Belco) ......   $     32,602    $     23,889    $     23,891
Elimination of interest expense on debt being
  repaid ..............................................         (2,578)           (939)         (3,231)
Interest expense on new debt(1) .......................         27,130          19,483          20,627
                                                          ------------    ------------    ------------
Total pro forma interest expense ......................   $     57,154    $     42,433    $     41,287
                                                          ============    ============    ============
----------

             (1) At assumed average rates of 3.6%, 4.2% and 1.9% for the year ended December 31, 2001 and the nine months ended September 30, 2001 and 2002, respectively (three month London Interbank Offering Rate ("LIBOR"), plus a 1.875% spread) for the Replacement Credit Facility and 8 -1/4% for the Senior Subordinated Notes.

        (g) Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes, assuming an effective tax rate of 36.5%.





        (h) Adjustments to expense exploration costs capitalized by Belco (under the full cost method of accounting) to conform to the successful efforts method of accounting utilized by Westport.

        (i) Adjustment to reflect additional depletion, depreciation and amortization expense resulting from the additional basis of oil and natural gas properties recorded in connection with purchase accounting. The additional pro forma depletion, depreciation and amortization expense was computed based on the portion of the purchase price allocated to proved properties using the units of production depletion method (under the successful efforts method of accounting) based on estimates of proved reserves of the Belco properties as of the beginning of each period presented.



        (j) Adjustments to expense general and administrative expenses capitalized by Belco (under the full cost method of accounting) to conform to the successful efforts method of accounting utilized by Westport.



        (k) Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes, assuming an effective tax rate of 35.8%.



        (l) Adjustment to reflect the elimination of Belco's historical shares outstanding and the issuance of 13,587,425 shares of Westport common stock in connection with the merger of Westport into Belco and the impact of Belco's common stock equivalents.



                            [SIGNATURE PAGE FOLLOWS]

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WESTPORT RESOURCES CORPORATION


Date:  February 5, 2004               By: /s/ Lon McCain
                                         --------------------------------------
                                         Name:  Lon McCain
                                         Title: Vice President, Chief Financial
                                                Officer and Treasurer

                                  EXHIBIT INDEX


      EXHIBIT
      NUMBER         DESCRIPTION
      ------         -----------
       23.1*         Consent of KPMG LLP.

      *Filed herewith.